UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2026

ATAIBECKLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43037	41-3357923
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119(Address of principal executive offices) (Zip Code)

(332) 282-0507
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2026, AtaiBeckley Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may issue and sell its common stock, par value $0.01 per share (the “Common Stock”), from time to time through an “at the market” equity offering program (the “Offering Program”) under which Jefferies will act as sales agent. The Common Stock to be sold pursuant to the Sales Agreement, if any, will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-294124) and related prospectus supplement contained therein that were filed on March 9, 2026 with the Securities and Exchange Commission. Also on March 6, 2026, the Company and Jefferies terminated the Open Market Sale AgreementSM dated as of November 10, 2022, by and between the Company and Jefferies.

Under the Sales Agreement, the Company will set the parameters for the sale of Common Stock, the number of shares of Common Stock to be issued, the dates on which such sales are anticipated to be made, any limitation on the number shares of Common Stock to be sold in any one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Jefferies will use commercially reasonable efforts to sell the Common Stock by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Common Stock. The Company may instruct Jefferies not to sell the Common Stock if the sales cannot be effected at or above the price designated by the Company from time to time and the Company may at any time suspend sales pursuant to the Sales Agreement. The Company will pay Jefferies a commission of up to 3.0% of the gross sales proceeds of any Common Stock sold through Jefferies under the Sales Agreement. The Company made certain customary representations, warranties and covenants concerning the Company and its Common Stock in the Sales Agreement and also provided Jefferies with customary indemnification and contribution rights, including for liabilities under the Securities Act. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use the net proceeds from any issuances through the Offering Program to advance the clinical development of its product candidates and programs and for working capital and general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Open Market Sale AgreementSM, dated March 6, 2026, between AtaiBeckley Inc. and Jefferies LLC.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAIBECKLEY INC.

Date: March 9, 2026	By:	/s/ Srinivas Rao
	Name:	Srinivas Rao
	Title:	Chief Executive Officer